Exhibit 10.18



                          AGREEMENT AND PLAN OF MERGER




                                  BY AND AMONG



                          SILVER KING RESOURCES, INC.,

                          SILVER KING ACQUISITION, INC.

                                       AND

                                   ENEXI INC.

                                       AND

                      PRINCIPAL STOCKHOLDERS OF ENEXI INC.










Dated:   March 21, 2000

                                TABLE OF CONTENTS



ARTICLE I:  MERGER OF NEWCO WITH AND INTO ENEXI AND RELATED MATTERS...............................................1
   1.1   The Merger...............................................................................................1
   1.2   Conversion of Stock; Conversion of Outstanding Options...................................................2
   1.3   Merger Consideration.....................................................................................3
   1.4   Additional Rights; Taking of Necessary Action; Further Action............................................4
   1.5   No Further Rights or Transfers...........................................................................5


ARTICLE II:  THE CLOSING..........................................................................................5
   2.1   Closing Date.............................................................................................5
   2.2   Closing Transactions.....................................................................................5


ARTICLE III:  CERTAIN CORPORATE ACTION............................................................................8
   3.1   eNexi Corporate Action; Stockholder Consent..............................................................8
   3.2   Acquiror and Newco Corporate Action......................................................................8


ARTICLE IV:  REPRESENTATIONS AND WARRANTIES.......................................................................8
   4.1   Representations and Warranties of eNexi..................................................................8
   4.2   Representations and Warranties of the Principal Stockholders............................................19
   4.3   Representations and Warranties of Acquiror and Newco....................................................20


ARTICLE V:  AGREEMENTS OF THE PARTIES............................................................................23
   5.1   Access to Information...................................................................................23
   5.2   Confidentiality; No Solicitation........................................................................23
   5.3   Interim Operations......................................................................................25
   5.4   Consents................................................................................................27
   5.5   Employee Stock Option Plan..............................................................................28
   5.6   All Reasonable Efforts..................................................................................28
   5.7   Public Announcements....................................................................................28
   5.8   Notification of Certain Matters.........................................................................28
   5.9   Expenses................................................................................................28
   5.10     Lock-Up; Prohibition on Short Sales..................................................................29
   5.11     Voting Proxy.........................................................................................29
   5.12     Private Placement....................................................................................29
   5.13     Registration of Resale of Certain Shares of Common Stock.............................................30
   5.14     Documents at Closing.................................................................................30
   5.15     Prohibition on Trading in Acquiror Stock.............................................................30
   5.16     Reservation of Shares; Post-Closing Amendments to Acquiror's Certificate of Incorporation............31
   5.17     Indemnification: Directors' and Officers' Insurance..................................................31


   5.18     Acknowledgment of Approvals; Approval of eNexi Stockholders..........................................32
   5.19     Matters of Corporate Governance......................................................................32
   5.20     Disposition of Assets................................................................................33
   5.21     Production of Schedules and Exhibits.................................................................33


ARTICLE VI:  CONDITIONS TO CONSUMMATION OF THE MERGER............................................................34
   6.1   Conditions to Obligations of eNexi......................................................................34
   6.2   Conditions to Acquiror's Obligations....................................................................35


ARTICLE VII:  INDEMNIFICATION....................................................................................36
   7.1   Indemnification.........................................................................................36


ARTICLE VIII:  TERMINATION.......................................................................................37
   8.1   Termination.............................................................................................37
   8.2   Notice and Effect of Termination........................................................................38
   8.3   Extension; Waiver.......................................................................................38
   8.4   Amendment and Modification..............................................................................38


ARTICLE IX:  MISCELLANEOUS.......................................................................................38
   9.1   Survival of Certain Representations and Warranties; Remedies............................................38
   9.2   Notices.................................................................................................39
   9.3   Agreement; Assignment...................................................................................39
   9.4   Binding Effect; Benefit.................................................................................40
   9.5   Headings................................................................................................40
   9.6   Counterparts............................................................................................40
   9.7   Governing Law...........................................................................................40
   9.8   Arbitration.............................................................................................40
   9.9   Severability............................................................................................40
   9.10     Release and Discharge................................................................................40
   9.11     Certain Definitions..................................................................................41


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




                             EXHIBITS AND SCHEDULES


EXHIBITS
--------

Exhibit 1.1(c)(v) - Form of Certificate of Merger

Exhibit 1.2(c) - Form of Assumed Warrant

Exhibit 1.3(a) - Certificate of Designation of Series A Convertible Preferred
                 Stock

Exhibit 1.3(b) - Allocation of Merger Consideration

Exhibit 1.3(d) - Form of Investment Letter

Exhibit 2.2(a)(xii) - Employment Agreements

Exhibit 5.5 - Employee Stock Option Plan

Exhibit 5.11 - Form of Voting Proxy

Exhibit 5.13 - Registration Rights Agreement

Exhibit 5.19(a) -  Form of Post-Closing Board Resolutions


SCHEDULES
---------

1.1(c)(vii)    Officers and Directors of the Surviving Corporation
1.2(c)         Schedule of Option Holders
1.2(c)         eNexi Warrant
4.1(a)         Articles of Incorporation and Bylaws of eNexi and each Subsidiary
4.1(c)         Consents
4.1(d)         Capitalization and Share Ownership
4.1(e)         Financial Statements
4.1(f)(i)      Location of Leased Property
4.1(f)(ii)     Written Notice
4.1(g)         No Contingent Liabilities
4.1(h)         Litigation
4.1(i)         Taxes
4.1(j)(i)      Employee Benefit Plan
4.1(j)(ii)     Employee Benefit Plan (for which eNexi has obligation to
               contribute)
4.1(j)(iv)     Material Employment Arrangements, Contracts, etc.
4.1(k)         Insurance Coverage
4.1(o)         Intellectual Property
4.1(p)         Accounts Receivable
4.1(r)(i)      Labor Relations; Employees
4.1(r)(ii)     List of Employees
4.1(r)(v)      Strikes, grievance proceedings, arbitrations, etc.
4.1(r)(vii)    Employment and Benefit Arrangements
4.1(s)         Suppliers and Clients
4.1(t)         Conflicting Interests
4.1(u)         Absence of Certain Changes or Events
4.2(a)         Certificate of Incorporation and Bylaws of Acquiror

                             EXHIBITS AND SCHEDULES


4.2(e)         Acquiror Financial Statements
4.2(g)         Contingent Liabilities
4.2(h)         Litigation

                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER (the "Agreement"), is made and entered into as of March 21, 2000, by and among SILVER KING RESOURCES, INC., a Delaware corporation ("Acquiror"), SILVER KING ACQUISITION, INC., a Delaware corporation and wholly owned subsidiary of Acquiror ("Newco"), ENEXI INC., a Delaware corporation ("eNexi"), and Dr. Roger LeRoy Miller and Larry Mayle, the principal stockholders of eNexi (collectively, the "Principal Stockholders").


                                    Recitals


         WHEREAS, Acquiror and eNexi have determined that it is in the best interests of their respective stockholders for Newco to merge with and into eNexi upon the terms and subject to the conditions set forth in this Agreement; and


         WHEREAS, the respective Boards of Directors of Acquiror, eNexi and Newco have each approved this Agreement and the consummation of the transactions contemplated hereby and approved the execution and delivery of this Agreement; and


         WHEREAS, for federal income tax purposes, it is intended that the merger shall qualify as a reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code");


         NOW, THEREFORE, in consideration of the foregoing premises and representations, warranties and agreements contained herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


                                    ARTICLE I

                       MERGER OF NEWCO WITH AND INTO ENEXI
                               AND RELATED MATTERS

         1.1 The Merger.

             (a) Upon the terms and conditions of this Agreement, at the "Effective Time" (as defined herein), Newco shall be merged with and into eNexi (the "Merger") in accordance with the provisions of the General Corporation Law of the State of Delaware (the "DGCL"), the separate corporate existence of Newco shall cease and eNexi shall continue as the surviving corporation (the "Surviving Corporation") under the laws of the State of Delaware.

             (b) The Merger shall become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (the "Certificate of Merger") in accordance with the provisions of Section 252 of the DGCL and the confirmation by the

Certificate of Merger that the Merger is effective as of such filing date. The date and time when the Merger shall become effective is referred to herein as the "Effective Time."

             (c) At the Effective Time:

                  (i) eNexi shall continue its existence under the laws of the State of Delaware as the surviving corporation;

                  (ii) the separate corporate existence of Newco shall cease;

                  (iii) all rights, title and interests to all assets, whether tangible or intangible and any property or property rights owned by Newco or eNexi shall be allocated to and vested in the Surviving Corporation without reversion or impairment, without further act or deed, and without any transfer or assignment having occurred, but subject to any existing liens or other encumbrances thereon, and all liabilities and obligations of eNexi or Newco shall be allocated to the Surviving Corporation, which shall be the primary obligor therefor and, except as otherwise provided by law or contract, no other party to the Merger, other than the Surviving Corporation, shall be liable therefor;

                  (iv) the Certificate of Incorporation of the Surviving Corporation shall be the Certificate of Incorporation of eNexi as in effect immediately prior to the consummation of the Merger;

                  (v) Each of Newco and eNexi shall execute and deliver, and file or cause to be filed with the Secretary of State of the State of Delaware, a Certificate of Merger, in form and substance acceptable to all parties hereto, and in the form attached hereto as Exhibit 1.1(c)(v);

                  (vi) the Bylaws of the Surviving Corporation shall be the Bylaws of eNexi as in effect immediately prior to the consummation of the Merger, and shall continue in full force and effect until thereafter amended as provided by law and such Bylaws; and

                  (vii) the officers and directors of eNexi set forth on
Schedule 1.1(c)(vii) shall resign upon the Effective Time and the officers and directors of the Surviving Corporation shall consist of those individuals identified on Schedule 1.1(c)(vii), and such persons shall serve in such positions for their respective terms provided by law or in the Bylaws of the Surviving Corporation and until their respective successors are elected and qualified.

         1.2 Conversion of Stock; Conversion of Outstanding Options.

             (a) Conversion of Stock. At the Effective Time:

                  (i) the shares representing 100% of the issued and outstanding common stock, $0.01 par value per share, of eNexi ("eNexi Common Stock") as of the Closing shall, by virtue of the Merger and without any action on the part of the eNexi Stockholders be converted into and represent the right to receive, and shall be exchangeable for the merger consideration identified at Section 1.3 hereafter (the "Merger Consideration");

                  (ii) each share of capital stock of eNexi held in treasury as of the Effective Time shall, by virtue of the Merger, be canceled without payment of any consideration therefor and without any conversion thereof;

                  (iii) each share of Common Stock of eNexi outstanding as of the Effective Time, by virtue of the Merger, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist.

             (b) Transfer; Delivery of Certificates after Effective Time. From and after the Effective Time, there shall be no transfers on the stock transfer books of eNexi of shares of eNexi Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates for shares of eNexi Common Stock that were outstanding immediately prior to the Effective Time shall be delivered to eNexi, they shall be canceled and exchanged for the consideration to be received therefor in connection with the Merger as provided in this Agreement.

             (c) Assumption of Outstanding Warrants. At the Effective Time, each common stock purchase warrant of eNexi (the "eNexi Warrants") that is outstanding, shall be assumed by Acquiror and the holder(s) of such warrants shall be obligated to consent to such assumption. Following the Effective Time, the eNexi Warrants as assumed by Acquiror (the "Assumed Warrants") shall be exercisable for that number of shares of Acquiror's Common Stock equal to the number of shares of eNexi Common Stock issuable upon exercise of the eNexi Warrants multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares, and the per share exercise price for Acquiror's Common Stock issuable upon exercise of such Assumed Warrants shall be determined by dividing the exercise price per share of the eNexi Warrants, as in effect as of the date hereof, by the Exchange Ratio and rounding the resulting exercise price per share up to the nearest whole cent. All restrictions on the exercise of each such Assumed Warrant shall continue in full force and effect, and the term, exercisability, vesting schedule and other provisions of the eNexi Warrants shall otherwise remain unchanged from the terms of the eNexi Warrants attached hereto and made a part hereof as Schedule 1.2(c), provided, however: (i) the Assumed Warrants shall not be exercisable in any event until the capitalization of Acquiror has been restated in the manner set forth at Section 5.16 hereof and in a manner which enables the issuance of shares of Acquiror Common Stock sufficient to cover the exercise and conversion of all derivative securities outstanding immediately following the Effective Time; and (ii) the Assumed Warrants shall be subject to further adjustment, as stated therein, to reflect any stock split, reverse stock split, stock dividend, recapitalization or other similar transaction effected by Acquiror after the Effective Time. Prior to the Effective Time, Acquiror will provide each holder of an eNexi Warrant a written notice setting forth: (x) the number of shares of Acquiror Common Stock subject to such Assumed Warrants; and (y) the exercise price per share of Acquiror Common Stock issuable upon exercise of such Assumed Warrants. The form of the Assumed Warrants shall be in substantially the form attached as Exhibit 1.2(c).

         1.3 Merger Consideration.

             (a) Subject to the provisions of Section 1.3(d) and Section 1.4(a) hereafter, the Merger Consideration, consisting of the total purchase price payable to the eNexi Stockholders in connection with the acquisition by merger of eNexi, shall be delivered and shall consist exclusively of newly issued shares of Series A Convertible Preferred Stock, $.001 par value per share, of Acquiror (the "Preferred Shares") that convert into that number of shares of Acquiror Common Stock as are equal to the shares of eNexi Common Stock outstanding as of the Effective Time multiplied by the Exchange Rate, rounded up to the nearest whole number of shares. The Preferred Shares shall be convertible into shares of Common Stock of Acquiror in accordance with the terms of, and the Preferred Shares shall have those rights, preferences and designations set forth in, that certain Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock (the "Certificate Of Designation"), a true and correct copy of which is attached hereto and made a part hereof as Exhibit 1.3(a).

             (b) The Merger Consideration shall be allocated among the eNexi Stockholders in the proportion of their share ownership of the outstanding shares of eNexi Common Stock at the Closing as set forth on Exhibit 1.3(b). It is intended that the delivery of the Merger Consideration shall qualify as a tax-free exchange under the Code.

             (c) Subject to Section 1.4, the Preferred Shares to be delivered at the Closing shall be fully paid and non-assessable and shall be free and clear of all liens, levies and encumbrances except that such shares shall be "restricted securities" pursuant to Rule 144, promulgated under the Securities Act of 1933, as amended (the "Securities Act").

             (d) Acquiror shall deliver certificates evidencing the Preferred Shares to eNexi Stockholders upon (x) the surrender and delivery to Acquiror of certificates representing all of such stockholder's issued and outstanding shares of eNexi Common Stock; and (y) the execution and delivery of a copy of an investment letter in the form attached hereto as Exhibit 1.3(d) (the "Investment Letter") to comply with applicable federal and state securities laws. In the event that any one or more eNexi Stockholders have not complied with the terms identified in subparagraphs (x) or (y) above within six months following the Effective Time (a "Non-Complying Stockholder"), Acquiror reserves the right in its sole discretion at any time thereafter to cancel the Merger Consideration allocable to such Non-Complying Stockholder without notice, by payment to such Non-Complying Stockholder of the cash amount such Non-Complying Stockholder would have been entitled to receive had he exercised his right of dissent to the Merger under Delaware law.

         1.4 Additional Rights; Taking of Necessary Action; Further Action.

             Each of Acquiror, eNexi and Newco, respectively, shall use their best efforts to take all such action as may be necessary and appropriate to effectuate the Merger under the DGCL as promptly as possible, including, without limitation, the filing of the Certificate of Merger consistent with the terms of this Agreement. If at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement, the officers of such corporations are fully authorized in the name of their corporations or otherwise, and notwithstanding the Merger, to take, and shall take, all lawful and necessary action.

         1.5 No Further Rights or Transfers.

                  At and after the Effective Time, the eNexi capital stock outstanding immediately prior to the Effective Time shall cease to provide the holder thereof any rights as a stockholder of eNexi, except for the right to surrender the certificate or certificates representing such shares and to receive the Merger Consideration to be received in the Merger as provided in this Agreement.

                                   ARTICLE II

                                   THE CLOSING

         2.1 Closing Date.

             Subject to satisfaction or waiver of all conditions precedent set forth in Section 6 of this Agreement, the closing of the Merger (the "Closing") shall take place at the offices of Buchanan Ingersoll Professional Corporation, counsel to Acquiror, at Eleven Penn Center, 14th Floor, 1835 Market Street, Philadelphia, PA 19103 on (a) the later of: (i) the first Business Day following the day upon which all appropriate Acquiror, Newco and eNexi corporate action has been taken in accordance with Section 3 of this Agreement; or (ii) the day on which the last of the conditions precedent set forth in Article 6 of this Agreement is fulfilled or waived; or (b) at such other time, date and place as the parties may agree, but in no event shall such date be later than April 30, 2000 unless such date is extended by the mutual agreement of the parties.

         2.2 Closing Transactions.

             At the Closing, the following transactions shall occur, all of such transactions being deemed to occur simultaneously:

             (a) eNexi shall deliver, or cause to be delivered, to the Acquiror and Newco, the following documents and shall take the following actions:

                  (i) A certificate of the Secretary of eNexi certifying that the eNexi Stockholders have approved the Merger, this Agreement, and the transactions contemplated hereby in accordance with the DGCL, eNexi's Certificate of Incorporation and Bylaws;

                  (ii) The eNexi Warrants and any certificate or agreement evidencing the eNexi Warrants shall have been surrendered to eNexi for cancellation in accordance with Section 1.2(c) hereof and the holders thereof shall have consented to the assumption of such Warrants by Acquiror;

                  (iii) Any outstanding stockholder agreements relating to the eNexi capital stock shall have been terminated and evidence of such termination satisfactory to Acquiror shall have been delivered to Acquiror;

                  (iv) eNexi shall execute and deliver, and file or cause to be filed with the Secretary of State of the State of Delaware, a Certificate of Merger with such amendments thereto as the parties hereto shall deem mutually acceptable;

                  (v) A certificate shall be executed by an authorized officer of eNexi to the effect that all representations and warranties made by eNexi in this Agreement are true and correct on and as of the Closing, as though originally given to Acquiror and Newco on said date;

                  (vi) A certificate of good standing shall be delivered by eNexi from the Secretary of State of the State of Delaware, dated at or about the Closing, to the effect that such corporation is in good standing under the laws of said state, similar good standing certificates shall be provided for each of the Subsidiaries (as that term is defined in Section 4.1(a)(ii) hereof);

                  (vii) An incumbency certificate shall be delivered by eNexi signed by all of the officers thereof dated at or about the Closing;

                  (viii) The Certificate of Incorporation of eNexi, as amended and certified by the Secretary of State of the State of Delaware at or about the Closing Date, and a copy of the Bylaws of eNexi certified by the Secretary of eNexi dated at or about the Closing shall be delivered by eNexi; similar Certificates, Bylaws or other governing instruments will be delivered by each of the Subsidiaries;

                  (ix) Board and stockholder resolutions shall be delivered by the Secretary of eNexi dated at or about the Closing authorizing the transactions contemplated by this Agreement;

                  (x) A certificate shall be executed by each of the Principal Stockholders to the effect that all representations and warranties made by them in this Agreement are true and correct on and as of the Closing, as though originally given to Acquiror and Newco on said date;

                  (xi) Voting Proxies in the form attached hereto as Exhibit
5.11 shall be executed and delivered by each of the Principal Stockholders;

                  (xii) The employment agreements by and between the Acquiror and each of the Principal Stockholders in the form attached hereto as Exhibit 2.2(a)(xii) (the "Employment Agreements") shall be executed and delivered by each of the Principal Stockholders; and

                  (xiii) Each of the parties to this Agreement shall have otherwise executed whatever documents and agreements, provided whatever consents or approvals and taken all such actions as are required under this Agreement.

             (b) Acquiror will deliver, or shall cause to be delivered, to eNexi, the following documents and shall take the following actions:

                  (i) Subject to Section 1.4(a) and Section 1.3(d), Acquiror shall deliver or shall cause to be delivered to the eNexi Stockholders certificates evidencing the Preferred Shares in payment of the Merger Consideration;

                  (ii) Acquiror shall deliver certificates evidencing the Assumed Warrants to the persons and in the amounts set forth on Schedule 1.2(c);

                  (iii) Newco shall execute and deliver, and file or cause to be filed with the Secretary of State of the State of Delaware, the Certificate of Merger with such amendments thereto as the parties hereto shall deem mutually acceptable;

                  (iv) A certificate shall be executed by an authorized officer of Acquiror to the effect that all representations and warranties of Acquiror under this Agreement are true and correct as of the Closing, as though originally given to eNexi on said date;

                  (v) A certificate shall be executed by an authorized officer of Newco to the effect that all representations and warranties of Newco under this Agreement are true and correct as of the Closing, as though originally given to eNexi on said date;

                  (vi) A certificate of good standing shall be delivered by Acquiror from the Secretary of State of the State of Delaware dated at or about the Closing that Acquiror is in good standing under the laws of said state;

                  (vii) A certificate of good standing shall be delivered by Newco from the Secretary of State of the State of Delaware dated at or about the Closing that Newco is in good standing under the laws of said state;

                  (viii) An incumbency certificate shall be delivered by Acquiror signed by all of its officers dated at or about the Closing;

                  (ix) An incumbency certificate shall be delivered by Newco signed by all of its officers dated at or about the Closing;

                  (x) Certificate of Incorporation of Acquiror certified by the Secretary of State of the State of Delaware at or about the Closing Date and a copy of the Bylaws of Acquiror certified by the Secretary of Acquiror dated at or about the Closing;

                  (xi) Certificate of Incorporation of Newco certified by the Secretary of State of the State of Delaware at or about the Closing Date and a copy of the Bylaws of Newco certified by the Secretary of Newco dated at or about the Closing;

                  (xii) A certified Board resolution shall be delivered by the Secretary of Acquiror dated at or about the Closing authorizing the transactions contemplated by this Agreement;

                  (xiii) Certified Board and stockholder resolutions shall be delivered by the Secretary of Newco dated at or about the Closing authorizing the transactions contemplated by this Agreement;

                  (xiv) Each of the officers and directors of Acquiror shall have tendered their resignation in form and substance satisfactory to eNexi; and

                  (xv) Each of the parties to this Agreement shall have otherwise executed whatever documents and agreements, provided whatever consents or approvals and shall have taken all such actions as are required under this Agreement.


                                   ARTICLE III

                            CERTAIN CORPORATE ACTION

         3.1 eNexi Corporate Action; Stockholder Consent.

             (a) eNexi, acting through its Board of Directors, shall, in accordance with applicable Delaware law, its Certificate of Incorporation and Bylaws conduct a special meeting of its stockholders in order to obtain the approval of the eNexi Stockholders to the transactions contemplated hereby, including the Merger, in accordance with the DGCL.

             (b) eNexi shall cause to occur all other corporate action necessary to effect the Merger and to consummate the other transactions contemplated hereby.

         3.2 Acquiror and Newco Corporate Action.

                  Acquiror and Newco shall cause to occur all corporate action necessary to effect the Merger and to consummate the other transactions contemplated hereby.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         4.1 Representations and Warranties of eNexi

                  As a material inducement to Acquiror and Newco to execute this Agreement and consummate the Merger and other transactions contemplated hereby, eNexi hereby make the following representations and warranties to Acquiror and Newco. The representations and warranties are true and correct in all material respects at this date, and will be true and correct in all material respects on the Closing as though made on and as of such date.

             (a) Corporate Existence and Power.

                  (i) eNexi is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where the failure to have any of the foregoing would not have a Material Adverse Effect. Except as set forth on Schedule 4.1(a), eNexi is duly qualified to do business as a foreign corporation and is in good standing in California and in each other jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. True, correct and complete copies of the Articles of Incorporation and Bylaws of eNexi, as amended to date, are attached hereto as Schedule 4.1(a) and are made a part hereof.

                  (ii) eNexi owns no interest in any other entity other than those listed on Schedule 4.1(a)(ii) (collectively the "Subsidiaries" and individually a "Subsidiary"). Each Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of the state or country of its incorporation, and has all corporate powers and all government licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where the failure to have any of the foregoing would not have a Material Adverse Effect. Each Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities make such qualification necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect.

             (b) Due Authorization and Requisite Approvals. (i) This Agreement has been duly authorized, executed and delivered by eNexi and constitutes a valid and binding agreement of eNexi, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium, and other similar laws relating to, limiting or affecting the enforcement of creditors rights generally or by the application of equitable principles. As of the Closing all corporate action on the part of eNexi required under applicable law in order to consummate the Merger will have occurred; and
(ii) the Board of Directors of eNexi has approved the execution of this Agreement and the consummation of the Merger and related actions contemplated hereby.

             (c) No Contravention. The execution and delivery of the Agreement does not, and the consummation of the transactions contemplated hereby will not:
(i) conflict with or result in any violation of any provision of the Articles of Incorporation or Bylaws of eNexi or any of the Subsidiaries; or (ii) conflict with or result in any violation or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of a right or obligation or loss under, any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, decree, or, to the best of its knowledge, statute, law, ordinance, rule or regulation applicable to eNexi, any of the Subsidiaries or the Stockholder, or any of their respective properties or assets, or result in the creation or imposition of any mortgage, lien, pledge, charge or security interest of any kind ("Encumbrance") on any assets of eNexi or the Subsidiaries, except such as is not reasonably likely to have a Material Adverse Effect or prevent eNexi or the Stockholder from consummating the transactions contemplated by this Agreement. Except as set forth on Schedule 4.1(c), no consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required by or with respect to eNexi or any Subsidiary in connection with the execution and delivery of this Agreement by eNexi and the Stockholder or the consummation by eNexi and the Stockholder of the transactions contemplated hereby, except the filing of the Articles of Merger and Certificate of Merger.

             (d) Capitalization and Share Ownership. The authorized capital stock of eNexi consists solely of One Million Two Hundred Thousand (1,200,000) shares of common stock, $..01 par value per share. There are currently 1,048,868 shares of eNexi Common Stock outstanding, all of which are owned by the eNexi Stockholders in the amounts set forth on Schedule 4.1(d) hereof. The outstanding shares of capital stock of eNexi have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive rights. There are currently Warrants outstanding which upon exercise permit the issuance of 174,811 shares of eNexi Common Stock at an exercise price per share of $14.301 (the "eNexi Warrants"). Except as set forth in this Section 4.1(d) and on
Schedule 4.1(d), there are outstanding (A) no shares of capital stock or other voting securities of eNexi, (B) no securities of eNexi convertible into or exchangeable for shares of capital stock or voting securities of eNexi and (C) no options, warrants or other rights to acquire from eNexi, the eNexi Stockholders or any other person, and no obligation of eNexi to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of eNexi, and there are no agreements or commitments to do any of the foregoing. There are no voting trusts or voting agreements applicable to any shares of capital stock of eNexi. The eNexi Common Stock to be surrendered in the Merger will be owned of record and beneficially by the eNexi Stockholders, free and clear of all liens and encumbrances of any kind and nature, and have not been sold, pledged, assigned or otherwise transferred. There are no agreements (other than this Agreement) to sell, pledge, assign or otherwise transfer such securities. Except as set forth on
Schedule 4.1(d), all of the issued and outstanding shares of capital stock of the Subsidiaries are owned by eNexi.

             (e) Financial Statements. eNexi shall prepare and deliver to Acquiror, no less than five (5) days prior to Closing, copies of (i) unaudited consolidated financial statements of eNexi and any Subsidiaries for the three-month period ended March 31, 2000; and (ii) audited consolidated financial statements of eNexi and any Subsidiaries for the fiscal year ended December 31, 1999 (collectively, the "Financial Statements"). Such Financial Statements will have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods reported upon and will fairly present in all material respects the financial position of eNexi and its Subsidiaries as of the dates thereof and the results of operations for the periods then ended.

             (f) Real Properties.

                  (i) eNexi and the Subsidiaries currently lease real property at those locations identified on Schedule 4.1(f)(i) hereto pursuant to the true, correct and complete copies of the lease agreements attached to Schedule 4.1(f)(i). eNexi and the Subsidiaries own or lease no other real estate. None of the leasehold interests held by eNexi or the Subsidiaries is subject to any Encumbrance, except (a) liens for ad valorem taxes not yet due or being contested in good faith; and (b) contractual or statutory mechanics or materialmen's liens or other statutory or common law Encumbrances relating to obligations of eNexi that are not delinquent or are being contested in good faith. There are no Encumbrances which materially interfere with the present use of such leasehold interests.

                  (ii) Except as described on Schedule 4.1(f)(ii) hereto, neither eNexi nor any Subsidiary has received any written notice from any governmental entity having jurisdiction over eNexi or the Subsidiaries or over any of the real property leased by eNexi or the Subsidiaries of any violation by eNexi or the Subsidiaries of any law, regulation or ordinance relating to zoning, environmental matters, local building or fire codes or similar matters relating to any of the real property leased by eNexi or the Subsidiaries or of any condemnation or eminent domain proceeding.

                  (iii) All of the buildings leased by eNexi or the Subsidiaries and all plumbing, HVAC, electrical, mechanical and similar systems are in good repair and adequate for their current use, ordinary wear and tear excepted.

                  (iv) Except as described on Schedule 4.1(f)(iv), neither eNexi nor any Subsidiary is a party to any lease, sublease, lease assignment or other agreement for the use or occupancy of any of the leasehold premises wherein eNexi or the Subsidiary is the landlord, sub-landlord or assignor, whether by name, as successor-in-interest or otherwise. There are no outstanding agreements with any party to acquire the leasehold premises or any portion thereof or any interest therein.

                  (v) All certificates of occupancy and all other licenses, permits, authorizations, consents, certificates and approvals required by all governmental authorities having jurisdiction over the leasehold premises occupied by eNexi or the Subsidiaries have been issued, are fully paid for and are in full force and effect, will survive the Closing and will not be invalidated, violated or otherwise adversely affected by the Merger or the other transactions contemplated by this Agreement.

             (g) No Contingent Liabilities. Except contained within the Financial Statements or otherwise as described on Schedule 4.1(g), at the Closing, eNexi and the Subsidiaries shall have no material liabilities, whether related to tax or non-tax matters, known or unknown, due or not yet due, liquidated or unliquidated, fixed or contingent, determined or determinable in amount or otherwise, and to the best knowledge of eNexi, after due inquiry, there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, except as and to the extent reflected on this Agreement or any Schedule or Exhibit hereto or which has been incurred in the ordinary course of business and as accurately reflected on the books and records of eNexi or the Subsidiaries.

             (h) Litigation. Except as described on Schedule 4.1(h) hereto there is no action, suit, investigation or proceeding (or, to the knowledge of eNexi, any basis therefor) pending against, or to the knowledge of eNexi, threatened against or affecting eNexi or the Subsidiaries or any of their properties before any court or arbitrator or any governmental body, agency or official that (i) if adversely determined against eNexi or the Subsidiaries, would have a Material Adverse Effect or (ii) in any manner challenges or seeks to prevent, enjoin, alter or materially delay the Merger or any of the other transactions contemplated by the Agreement.

             (i) Taxes. Except as disclosed on Schedule 4.1(i), eNexi and the Subsidiaries have timely filed all tax returns required to be filed by them, or will timely file when due all tax returns required to be filed by them between the date hereof and the Closing. eNexi and the Subsidiaries have paid in a timely fashion or will pay when due in a timely fashion, all taxes required to be paid in respect of the periods covered by such returns, and the books and the financial statements of eNexi reflect, or will reflect, adequate reserves for all taxes payable by eNexi and the Subsidiaries which have been, or will be, accrued but are not yet due. Neither eNexi nor any of the Subsidiaries is delinquent in the payment of any material tax, assessment or governmental charge. No deficiencies for any taxes have been proposed, asserted or assessed against eNexi or any Subsidiary. eNexi is not aware of any facts which would constitute the basis for the proposal or assertion of any such deficiency and there is no action, suit, proceeding, audit or claim now pending or threatened against eNexi or the Subsidiaries, asserting any deficiency in the payment of taxes. All taxes which eNexi or the Subsidiaries are required by law to withhold and collect have been duly withheld and collected, and have been timely paid over to the proper authorities to the extent due and payable. For the purposes of this Agreement, the term "tax" shall include all federal state, local and foreign income, property, sales, excise and other taxes of any nature whatsoever. Neither eNexi nor the Subsidiaries nor any member of any affiliated or combined group of which eNexi is or has been a member has granted any extension or waiver of the limitation period applicable to any tax returns. There are no Encumbrances for taxes upon the assets of eNexi or the Subsidiaries. There are no tax sharing or tax allocation agreements to which eNexi is now or ever has been a party. eNexi will not be required under Section 481(c) of the Code to include any material adjustment in taxable income for any period subsequent to the Merger. eNexi (a) has not been a member of an affiliated group filing a consolidated federal income tax return (other than a group the common parent of which was eNexi) and (b) has no liability for the taxes of any person (other than eNexi) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

             (j) ERISA.

                  (i) Schedule 4.1(j)(i) identifies each "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that is subject to any provision of ERISA, and either (i) is maintained, administered or contributed to by eNexi or any affiliate (as defined below), (ii) covers any employee or former employee of eNexi or any affiliate or (iii) under which eNexi or any affiliate has any liability. Copies of such plans and, if applicable, related trust agreements) and all amendments thereto and any written interpretations thereof have been furnished to Acquiror, together, if applicable, with (A) the most recent annual reports (Form 5500 including, if applicable, Schedule B thereto) prepared in connection with any such plan and (B) the most recent actuarial valuation report prepared in connection with any such plan. Such plans are referred to collectively herein as the "Employee Plans." Any Form 5500 for any plan year of any Employee Plan that has not been filed, but for which the filing date has passed on the date of this Agreement, shall be filed prior to the date of the Merger. For purposes of this Section, "affiliate" of any Person means any other Person which, together with such Person, would be treated as a single employer for any purpose under Section 414 of the Code.

                  (ii) Schedule 4.1(j)(ii) identifies all Employee Plans to which eNexi currently has any obligation to contribute. eNexi is not a party to any multiemployer plan as defined in Section 4001(a) (3) of ERISA ("Multiemployer Plans"), and neither eNexi nor any affiliate has any outstanding liability to contribute to any Multiemployer Plan, for delinquent contributions or for withdrawal liability pursuant to Section 4201 of ERISA.

                  (iii) There are no Employee Plans that are intended to be qualified plans under Section 401(a) of the Code, except as may have been shown and identified as such on the list referred to in subparagraphs (i) or (ii) above. Each Employee Plan has been maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such Plan, other than any failure to comply that is not reasonably likely to have a Material Adverse Effect.

                  (iv) Schedule 4.1(j)(iv) identifies each material employment, severance or other similar contract, arrangement or policy and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights or other forms of incentive compensation or post-retirement insurance, compensation or benefits that is not an Employee Plan and (A) is entered into, maintained or contributed to, as the case may be by eNexi, any Subsidiary or any of their respective affiliates or (B) covers any employee or former employee of eNexi, or any Subsidiary or any of their respective affiliates or (C) under which eNexi, any Subsidiary or any of their respective affiliates has liability. Such contracts, plans and arrangements as are described above, copies of all of which have been furnished previously to Acquiror, are referred to collectively herein as the "Benefit Arrangements." Each Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such Benefit Arrangement other than any failure to comply that is not reasonably likely to have a Material Adverse Effect.

                  (v) Neither eNexi nor any affiliate has or maintains nor has maintained any Employee Plan or Benefit Arrangement providing post-retirement health or medical benefits in respect of any active or former employee of eNexi or any affiliate or former affiliate, except as may be required pursuant to the provisions of COBRA.

             (k) Insurance Coverage. Schedule 4.1(k) sets forth a list of all eNexi key-man life insurance policies and other insurance policies material to the current and proposed business of eNexi and the Subsidiaries. eNexi and the Subsidiaries maintain insurance covering their assets, business, equipment, properties, operations, employees, officers and directors with such coverage, in such amounts, and with such deductibles and premiums as are consistent with insurance coverage provided for other companies of comparable size and in comparable industries. All of such policies are in full force and effect and all premiums payable have been paid in full and eNexi and the Subsidiaries are in full compliance with the terms and conditions of such policies. Neither eNexi nor any Subsidiary has received any notice from any issuer of such policies of its intention to cancel or refusal to renew any policy issued by it or of its intention to renew any such policy based on a material increase in premium rates other than in the ordinary course of business. None of such policies are subject to cancellation by virtue of the Merger or the consummation of the other transactions contemplated by this Agreement. There is no claim by eNexi pending under any of such policies as to which coverage has been questioned or denied.

             (l) Compliance with Laws. To the best of eNexi's knowledge, neither eNexi nor any Subsidiary is in violation of, nor has any such entity violated, any applicable provisions of any laws, statues, ordinances or regulations, other than as would not be reasonably likely to have a Material Adverse Effect. Without limiting the generality of the foregoing, to the best knowledge of the Stockholder, eNexi and the Subsidiaries have all licenses, permits, certificates and authorizations needed or required for the conduct of business of eNexi and the Subsidiaries as presently conducted and for the use of its properties and premises occupied by it, except where the failure to obtain a licenses, permit, certificate or authorization would not have a Material Adverse Effect.

             (m) Investment Banking Fees. There is no investment banker, broker, finder or other similar intermediary which has been retained by, or is authorized by eNexi to act on its behalf who might be entitled to any fee or commission from eNexi, Acquiror, Newco or any of their respective affiliates upon consummation of the transactions contemplated by this Agreement.

             (n) Personal Property. eNexi and the Subsidiaries have good and valid title to all of their personal property, tangible and intangible, reflected on the Financial Statements and to all other personal property owned by them, free and clear of any Encumbrance. eNexi and the Subsidiaries are the owner of all of its personal property now located in or upon their leased premises and of all personal property which is used in the operation of their business. All such equipment, furniture and fixtures and other tangible personal property are in good operating condition and repair and do not require any repairs other than normal routine maintenance to maintain such property in good operating condition and repair.

             (o) Intellectual Property; Intangible Property. The corporate names of eNexi and the trade names and service marks listed on Schedule 4.1(o) are the only names and service marks which are used by eNexi in the operation of its business (the "Names and Service Marks"). eNexi and the Subsidiaries have not done business and have not been known by any other name other than by its Names and Service Marks. Schedule 4.1(o) also includes all patents and patent applications held by or filed by or on behalf of eNexi (collectively, the "Patents"). eNexi owns and has the exclusive right within the states and countries in which it and its Subsidiaries operate, to use all intellectual property presently in use by it and its Subsidiaries and necessary for the operation of its businesses as now being conducted, which intellectual property includes, but is not limited to, the Patents, any trademarks, trade names, service marks, including the Names and Service Marks, copyrights, trade secrets, customer lists, inventions, formulas, methods, processes and other proprietary information. There are no outstanding licenses or consents granting third parties the right to use any intellectual property, including any of the Patents, owned by eNexi or the Subsidiaries. No royalties or fees are payable by eNexi to any third party by reason of the use of any of its intellectual property, including, but not limited to, the Patents. Neither eNexi nor any subsidiary has received notice of any adversely held patent, invention, trademark, copyright, service mark or tradename of any person, or any claims of any other person relating to any of the intellectual property subject hereto, and there is no reasonable basis for any such charge or claim.

There is no presently known or threatened use or encroachment of any such intellectual property, including any of the Patents.

             (p) Accounts Receivable. The accounts receivable of eNexi and its Subsidiaries referred to within the Financial Statements constitute valid claims in the full amount thereof against the debtors charged therewith on the books of eNexi and its Subsidiaries to which each such account is payable and has been acquired in the ordinary course of business. Except as set forth in Schedule 4.1(p), the accounts receivable are fully collectible to the extent of the face value thereof (less the amount of the allowance for the doubtful accounts reflected on the Financial Statements) in the due course of normal commercial dealings. To the best knowledge of the Stockholder, no account debtor has any valid setoff, deduction or defense with respect thereto, and no account debtor has asserted any such setoff, deduction or defense. There are no accounts receivable which arise pursuant to an agreement with the United States Government or any agency or instrumentality thereof.

             (q) Contracts, Leases, Agreements and Other Commitments. Neither eNexi nor any Subsidiary is a party to or bound by any oral, written or implied contracts, agreements, leases, powers of attorney, guaranties, surety arrangements or other commitments excluding equipment and furniture leases entered into in the ordinary course of business (which do not exceed $100,000 in liabilities or commitments in the aggregate), except for the following (which are hereinafter collectively called the "Material Contracts"):

                  (i) The leases and agreements described on Schedules 4.1(f), 4.1(j)(i) and (ii) and 4.1(r)(i); and

                  (ii) Agreements involving a maximum possible expenditure or obligation on the part of eNexi or any Subsidiary to expend more than Twenty-Five Thousand Dollars ($25,000) separately or less than Fifty Thousand Dollars ($50,000) in the aggregate.


         The Material Contracts constitute all of the material agreements and instruments which are necessary and desirable to operate the business as currently conducted by eNexi and the Subsidiaries. True, correct and complete copies of each Material Contract described and listed under subsection 4.1(q) will be made available to Acquiror within ten (10) business days prior to the Closing Date. The term "Material Contract" excludes purchase orders entered into in the ordinary course for personal or inventory which may be returned to the vendor without penalty. All of the Material Contracts are valid, binding and enforceable against the respective parties thereto in accordance with their respective terms. Following the Merger, the Acquiror as the surviving entity shall become entitled to all rights of eNexi under such of the Material Contracts as if the Acquiror were the original party to such Material Contracts. All parties to all of the Material Contracts have performed all obligations required to be performed to date under such Material Contracts, and neither eNexi, the Subsidiaries, and, to the best of their knowledge, nor any other party, is in default or in arrears under the terms thereof, and no condition exists or event has occurred which, with the giving of notice or lapse of time or both, would constitute a default thereunder. The consummation of this Agreement and the Merger will not result in an impairment or termination of any of the rights of eNexi or the Subsidiaries under any Material

Contract. None of the terms or provisions of any Material Contract materially adversely affects the business, prospects, financial condition or results of operations of eNexi or the Subsidiaries.

             (r) Labor Relations; Employees.

                  (i) Set forth on Schedule 4.1(r)(i) is a list of:

                       (A) All collective bargaining agreements and other agreements requiring arbitration of employment disputes, and any written amendments thereto, as well as all arbitration awards decided under any such agreements, and all oral assurances or modifications, past practices, and/or arrangements made in relation thereto, to which eNexi or any Subsidiary is a party or by which it is bound; and

                       (B) All employment agreements, and all severance agreements which have not been fully performed, to which eNexi or any Subsidiary is a party or by which it is bound.

                  (ii) Set forth on Schedule 4.1(r)(ii) is a list of all key management employees of eNexi or any Subsidiary, broken down by location, together with their rate of compensation and title.

                  (iii) eNexi will deliver to Acquiror true and correct copies of all of the documents referred to on Schedule 4.1(r)(i) hereof and all of the personnel policies, employee and/or supervisor handbooks, procedures and forms of employment applications relating to the employees of eNexi and its Subsidiaries.

                  (iv) There is no union representing or purporting to represent any of the employees of eNexi or any Subsidiary, and neither eNexi nor any Subsidiary is subject to or currently negotiating any collective bargaining agreements with any union representing or purporting to represent the employees of any of the foregoing.

                  (v) Except as set forth on Schedule 4.1(r)(v):

                       (A) There are no strikes, slow downs or other work stoppages, grievance proceedings, arbitrations, labor disputes or representation questions pending or, to the best knowledge of eNexi and the Stockholder, threatened;

                       (B) eNexi and the Subsidiaries have complied in all material respects with all laws relating to labor, employment and employment practices, including without limitation, any provisions thereof relating to wages, hours and other terms of employment, collective bargaining, nondiscrimination and the payment of social security, unemployment compensation and similar taxes, and neither eNexi nor any Subsidiary is (1) liable for any arrearages of wages or any taxes or penalties for failure to comply with any of the foregoing or (2) delinquent in the payment of any severance, salary, bonus, commission or other direct or indirect compensation for services performed by any employee to the date hereof, or any amount required to be reimbursed to any employee or former employee; and

                       (C) There are no charges, suits, actions, administrative proceedings, investigations and/or claims pending or threatened against eNexi or any Subsidiary, whether domestic or foreign, before any court, governmental agency, department, board or instrumentality, or before any arbitrator (collectively "Actions"), concerning or in any way relating to the employees or employment practices of eNexi or any Subsidiary, including, without limitation, Actions involving unfair labor practices, wrongful discharge and/or any other restrictions on the right of eNexi or any Subsidiary to terminate its respective employees, employment discrimination, occupational safety and health, and workers' compensation.

                  (vi) There are no express or implied agreements, policies, practices, or procedures, whether written or oral, pursuant to which any employee of eNexi or any Subsidiary is not terminable at will and except as required by law, no employee is entitled to any benefit or to participate in any employee benefit plan of eNexi following such termination of employment.

                  (vii) Except as set forth in Schedule 4.1(r)(vii), eNexi or any Subsidiary is not a party to any oral or written (A) agreement with any executive officer or other key employee of eNexi or any Subsidiary (1) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving eNexi of the nature of the transactions contemplated by this Agreement, (2) providing any term of employment or compensation guarantee extending for a period longer than one year, or (3) providing severance benefits or other benefits after the termination of employment of such executive officer or key employee regardless of the reason for such termination of employment; or (B) agreement or plan which will remain in effect after the Closing, including, without limitation, any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

                  (viii) eNexi has not taken any action which requires or, taken together with the transactions contemplated hereby, would require the giving of any notice under the Worker Adjustment Retraining and Notification Act or any comparable state or local law or regulation.

             (s) Suppliers and Customers. Set forth on Schedule 4.1(s) is a list of the ten largest customers of eNexi and its Subsidiaries based on the percentage of revenue represented by those customers for the fiscal year ended December 31, 1999. The relationship of eNexi and its Subsidiaries with their suppliers and customers are good commercial working relationships and no material supplier or customer of eNexi and its Subsidiaries has canceled, curtailed or otherwise terminated or threatened to cancel or otherwise terminate, his or its relationship with eNexi or any of its Subsidiaries. eNexi and the Stockholder have no knowledge, or reason to believe, that the Merger or any other transaction contemplated hereby would adversely affect any such material supplier or customer relationship.

             (t) Conflicting Interests. Except as set forth on Schedule 4.1(t), neither the Stockholder nor any director, officer or employee of eNexi nor relative or affiliate of any of the foregoing (i) sells or purchases goods or services from eNexi or has any pecuniary interest in any supplier or client of any of the foregoing or in any other business enterprise with which eNexi conducts business or with which any of the foregoing is in competition, or (ii) is indebted to eNexi except for money borrowed and as set forth on the Financial Statements.

             (u) Environmental Protection. Neither eNexi nor any Subsidiary has been notified by any governmental authority, agency or third party, and eNexi and the Stockholder have no knowledge, of any violation by such person of any Environmental Statute (as defined below). All registrations by eNexi with, licenses from or permits issued by governmental agencies pursuant to environmental, health and safety laws are in full force and effect. The term "Environmental Statutes" means all statutes, ordinances, regulations, orders and requirements of common law concerning discharges to the air, soil, surface water or groundwater and concerning the storage, treatment or disposal of any waste or hazardous substance. There is no hazardous substance at any premises currently or previously occupied by eNexi or the Subsidiaries. Neither eNexi nor any Subsidiary has received any notice or any request for information, notice of claim, demand or other notification that it may be potentially responsible with respect to any investigation or clean-up of any threatened or actual release of hazardous substances. All hazardous wastes and substances have been stored, treated, disposed of and transported in conformance with all requirements applicable to such hazardous substances and wastes.

             (v) Absence of Certain Changes or Events. Except as and to the extent set forth on the Financial Statements, to the extent contained in this Agreement, or as set forth on Schedule 4.1(v), between March 31, 2000 (the date of the most recent Financial Statements) and the Closing, there will not be (i) any Material Adverse Change in the business, assets, properties, results of operations, financial condition or prospects of eNexi or any of its Subsidiaries, (ii) any entry by eNexi or any of its Subsidiaries into any material commitment or transaction which is not in the ordinary course of business; (iii) any change by eNexi or any of its Subsidiaries in accounting principles or methods except insofar as may be required by a change in generally accepted accounting principles; (iv) any declaration, payment or setting aside for payment of any dividends or other distributions (whether in cash, stock or property) in respect of capital stock of eNexi or any Subsidiary, or any direct or indirect redemption, purchase or any other type of acquisition by eNexi, or any direct or indirect redemption, purchase or any other type of acquisition by eNexi of any shares of its capital stock or any other securities for an aggregate sum not in excess of $5,000, (v) any agreement by eNexi, whether in writing or otherwise, to take any action which, if taken prior to the date of this Agreement, would have made any representation or warranty in this Section
4.1 untrue or incorrect; (vi) any acquisition of the assets of eNexi, other than in the ordinary course of business and consistent with past practice and not in excess of $5,000 in the aggregate; or (vii) any execution of any agreement with any executive officer of eNexi providing for his or her employment, or any increase in the compensation or in severance or termination benefits payable or to become payable by eNexi to its officers or key employees, or any material increase in benefits under any collective bargaining agreement or in benefits under any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, insurance or other plan or arrangement or understanding (whether or not legally binding) providing benefits to any present or former employee of eNexi. Since the date of the Financial Statements, there has not been and there is not threatened, any material adverse change in financial condition, business, results of operations or prospects of the business or any material physical damage or loss to any of the properties or assets of the business or to the premises occupied in connection with the business, whether or not such loss is covered by insurance.

             (w) Prospects of eNexi. eNexi has agreements with approximately 6,000 subscribers for VirtuallyFreeInternet.com, and approximately 15,000 subscribers for dollars4mail.com, representing in the aggregate approximately $20,000 in revenues for fiscal 1999 and approximately $50,000 in revenues for the three month period ending March 31, 2000.

             (x) Statements And Other Documents Not Misleading. Neither this Agreement, including all exhibits and schedules and other closing documents, nor any other financial statement, document or other instrument heretofore or hereafter furnished by eNexi to Acquiror in connection with the Merger or the other transactions contemplated hereby, contains or will contain any untrue statement of any material fact or omit or will omit to state any material fact required to be stated in order to make such statement, information, document or other instruments, in light of the circumstances in which they are made, not misleading. There is no fact known to eNexi which may have a Material Adverse Effect on the business, prospects, financial condition or results of operations of eNexi or of any of its properties or assets which has not been set forth in this Agreement as an exhibit or schedule hereto.

         4.2 Representations and Warranties of the Principal Stockholders

                  As a material inducement to Acquiror and Newco to execute this Agreement and consummate the Merger and other transactions contemplated hereby, the Principal Stockholders hereby jointly and severally make the following representations and warranties to Acquiror and Newco. The representations and warranties are true and correct in all material respects at this date, and will be true and correct in all material respects on the Closing as though made on and as of such date.

             (a) The authorized capital stock of eNexi consists solely of One Million Two Hundred Thousand (1,200,000) shares of common stock, $.01 par value per share. There are currently 1,048,868 shares of eNexi Common Stock outstanding, all of which are owned by the eNexi Stockholders in the amounts set forth on Schedule 4.1(d) hereof. The outstanding shares of capital stock of eNexi have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive rights. Except as set forth in this Section 4.1(d) and on Schedule 4.1(d), there are outstanding (A) no shares of capital stock or other voting securities of eNexi, (B) no securities of eNexi convertible into or exchangeable for shares of capital stock or voting securities of eNexi and (C) other than the eNexi Warrants, no options, warrants or other rights to acquire from eNexi, the eNexi Stockholders or any other person, and no obligation of eNexi to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of eNexi, and there are no agreements or commitments to do any of the foregoing. There are no voting trusts or voting agreements applicable to any shares of capital stock of eNexi. The eNexi Common Stock to be surrendered in the Merger will be owned of record and beneficially by the eNexi Stockholders, free and clear of all liens and encumbrances of any kind and nature, and have not been sold, pledged, assigned or otherwise transferred. There are no agreements (other than this Agreement) to sell, pledge, assign or otherwise transfer such securities. Except as set forth on Schedule 4.1(d), all of the issued and outstanding shares of capital stock of the Subsidiaries are owned by eNexi.

             (b) All consents, approvals, authorizations and orders necessary for the execution, delivery and performance by each of the Principal Stockholders have been duly and lawfully obtained. This Agreement has been duly executed and delivered by each of the Principal Stockholders, and each Principal Stockholder has, and at the Closing will have, full right, power, authority and capacity to execute, deliver and perform this Agreement. This Agreement constitutes a valid and binding agreement of each of the Principal Stockholders, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium, and other similar laws relating to, limiting or affecting the enforcement of creditors rights generally or by the application of equitable principles.

         4.3 Representations and Warranties of Acquiror and Newco.

             As a material inducement to eNexi to execute this Agreement and to consummate the Merger and the other transactions contemplated hereby, Acquiror and Newco hereby jointly and severally make the following representations and warranties:

             (a) Corporate Existence and Power. Each of Acquiror and Newco is presently a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Each of Acquiror and Newco has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where the failure to have any of the foregoing would not have a Material Adverse Effect. Each of Acquiror and Newco is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. True, complete and correct copies of the Certificate of Incorporation and Bylaws of Acquiror and Newco, as amended to date, are attached hereto as Schedule 4.2(a) and are made a part hereof.

             (b) Due Authorization. This Agreement and the other agreements described herein to which Acquiror or Newco will become a party at the Closing have been, or as of the Closing will be, duly authorized, executed and delivered by Acquiror or Newco, as applicable, and constitute, or as of the Closing will constitute, a valid and binding agreement of Acquiror or Newco, as applicable, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium, and other similar laws relating to, limiting or affecting the enforcement of creditors rights generally or by the application of equitable principles. As of the Closing all corporate action on the part of Acquiror and Newco required under applicable law in order to consummate the Merger will have occurred.

             (c) No Contravention. The execution and delivery of the Agreement does not, and the consummation of the transactions contemplated thereby will not
(i) conflict with or result in any violation of any provision of the Certificate of Incorporation or Bylaws of Acquiror or

Newco or (ii) conflict with or result in any violation or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any right or obligation or to a loss or a benefit under, any provision of the Certificate of Incorporation or Bylaws of Acquiror or Newco or any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Acquiror or Newco or their properties or assets or result in the creation or imposition of any Encumbrance on any asset of Acquiror or Newco, except, only as to clause (ii) above: (i) the Right of First Refusal Agreement between the Acquiror and Mark S. Isaacs dated as of March 19, 1999;
(ii) the Joint Venture and Subscription Agreement by and among Acquiror, International Capri Resources Ltd., International Capri Resources S.A. de C.V. ("ICRM"), Alan Stier and Zacualpan Minerals, LLC dated as of March 19, 1999;
(iii) any other agreement related to or in connection with Acquiror's interest in ICRM or its former mining business interests; and (iv) such as is not reasonably likely to have a Material Adverse Effect or prevent Acquiror or Newco from consummating the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required by or with respect to Acquiror or Newco in connection with the execution and delivery of this Agreement or the consummation by them of the transactions contemplated hereby, except the filing of a Certificate of Merger with the Secretary of the State of Delaware.

             (d) Capitalization. The authorized capital stock of Acquiror consists of 50,000,000 shares of common stock, $.0001 par value per share and 15,000,000 shares of preferred stock, $.0001 par value per share. As of the Closing, the outstanding capital stock of the Acquiror shall consist solely of 43,075,000 shares of common stock. All shares of capital stock of Acquiror outstanding as of the Closing, will have been duly authorized and validly issued, fully paid and nonassessable and free of preemptive rights. Subject to
Section 1.4(a), upon the issuance of the Preferred Shares, such shares will be duly authorized, validly issued, fully paid and nonassessable shares of preferred stock of Acquiror. Acquiror does not have a sufficient number of shares of Common Stock authorized for the full conversion of the Preferred Shares. Except for the Assumed Warrants and warrants to purchase 2,000,000 shares of common stock, Acquiror shall as of the Closing, have no outstanding options, warrants or other convertible securities. The authorized capital stock of Newco consists solely of 1,000 shares of common stock, par value $.0001 per share, of which 1 share is issued and outstanding and owned of record and beneficially by Acquiror. The outstanding share of Newco common stock has been duly authorized and validly issued is fully paid and nonassessable and free of preemptive rights.

             (e) Financial Statements. Acquiror shall deliver to eNexi (I) on or before March 30, 2000, copies of audited financial statements of Acquiror for the fiscal year ended December 31, 1999 and December 31, 1998, and (II) on or before the Closing copies of unaudited financial statements of Acquiror for the three-month period ended March 31, 2000 (collectively, the "Acquiror Financial Statements"). Such Acquiror Financial Statements will have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods reported upon and will fairly present in all material respects the financial position of Acquiror as of the dates thereof and the results of operations for the periods then ended.

             (f) Real Properties. Neither Acquiror nor Newco owns or leases any real property.

             (g) No Contingent Liabilities. Except contained within the Acquiror Financial Statements or otherwise as described on Schedule 4.2(g) or agreed to by the parties hereto, at the Closing, Acquiror and Newco shall have no material liabilities, whether related to tax or non-tax matters, known or unknown, due or not yet due, liquidated or unliquidated, fixed or contingent, determined or determinable in amount or otherwise, and to the knowledge of the Acquiror, there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, except as and to the extent reflected on this Agreement or any Schedule or Exhibit hereto or which has been incurred in the ordinary course of business and as accurately reflected on the books and records of Acquiror.

             (h) Litigation. Except as described on Schedule 4.2(h) hereto there is no action, suit, investigation or proceeding (or, to the knowledge of Acquiror or Newco any basis therefor) pending against, or to the knowledge of Acquiror or Newco threatened, against or affecting Acquiror, Newco or any of their respective properties before any court or arbitrator or any governmental body, agency or official that (i) if adversely determined against Acquiror or Newco, would have a Material Adverse Effect or (ii) in any manner challenges or seeks to prevent, enjoin, alter or materially delay the Merger or any of the other transactions contemplated by the Agreement.

             (i) Compliance with Laws. To the knowledge of Acquiror and Newco, neither Acquiror nor Newco is in violation of, nor has either Acquiror or Newco violated, any applicable provisions of any laws, statues, ordinances or regulations, other than as would not be reasonably likely to have a Material Adverse Effect.

             (j) Reporting Company. The Common Stock of Acquiror is eligible for trading on the OTC Electronic Bulletin Board. Acquiror is a reporting company under the Securities and Exchange Act of 1934, as amended (the "Exchange Act").

             (k) Investment Banking Fees. Other than with respect to the Private Placement expected to close during the second quarter of 2000, there is no investment banker, broker, finder or other similar intermediary which has been retained by, or is authorized by Acquiror or Newco to act on its behalf who might be entitled to any fee or commission from Acquiror or Newco or any of their respective affiliates upon consummation of the transactions contemplated by this Agreement.

             (l) Statements And Other Documents Not Misleading. Neither this Agreement, including all exhibits and schedules and other closing documents, nor any other financial statement, document or other instrument heretofore or hereafter furnished by Acquiror or Newco to eNexi in connection with the Merger or the other transactions contemplated hereby, or any information furnished by Acquiror or Newco taken as a whole contains or will contain any untrue statement of any material fact or omit or will omit to state any material fact required to be stated in order to make such statement, information, document or other instruments, in light of the circumstances in which they are made, not misleading. There is no fact known to Acquiror or Newco taken as a whole which may have a Material Adverse Effect on the business, prospects, financial condition or results of operations of Acquiror or Newco taken as a whole or of any of its properties or assets which has not been set forth in this Agreement as an exhibit or schedule hereto.


                                    ARTICLE V

                            AGREEMENTS OF THE PARTIES

         5.1 Access to Information.

                  At all times prior to the Closing or the earlier termination of this Agreement in accordance with the provisions of Section 8, and in each case subject to Section 5.2 below, each of the parties hereto shall provide to the other parties (and the other parties' authorized representatives) full access during normal business hours and upon reasonable prior notice to the premises, properties, books, records, assets, liabilities, operations, contracts, personnel, financial information and other data and information of or relating to such party (including without limitation all written proprietary and trade secret information and documents, and other written information and documents relating to intellectual property rights and matters), and will cooperate with the other party in conducting its due diligence investigation of such party.

         5.2 Confidentiality; No Solicitation.

             (a) Confidentiality of eNexi-Related Information. With respect to information concerning eNexi that is made available to Acquiror pursuant to the terms of this Agreement, Acquiror agrees that it shall hold such information in strict confidence, shall not use such information except for the sole purpose of evaluating the Merger and related transactions and shall not disseminate or disclose any of such information other than to its directors, officers, employees, stockholders, affiliates, agents and representatives who need to know such information for the sole purpose of evaluating the Merger and the related transactions (each of whom shall be informed in writing by Acquiror or its representatives of the confidential nature of such information and directed by Acquiror in writing to treat such information confidentially). If this Agreement is terminated pursuant to the provisions of Section 8, Acquiror shall immediately return all such information, all copies thereof and all information prepared by Acquiror based upon the same; provided, however, that one copy of all such material may be retained by Acquiror's outside legal counsel for purposes only of resolving any disputes under this Agreement. The above limitations on use, dissemination and disclosure shall not apply to information that (i) is learned by Acquiror from a third party entitled to disclose it; (ii) becomes known publicly other than through Acquiror or any party who received the same through Acquiror, provided that Acquiror has no knowledge that the disclosing party was subject to an obligation of confidentiality; (iii) is required by law or court order to be disclosed by Acquiror; or (iv) is disclosed with the express prior written consent thereto of eNexi. Acquiror shall undertake all necessary steps to ensure that the secrecy and confidentiality of such information will be maintained in accordance with the provisions of this paragraph (a). Notwithstanding anything contained herein to the contrary, in the event a party is required by court order or subpoena to disclose information which is otherwise deemed to be confidential or subject to the confidentiality obligations hereunder, prior to such disclosure, the disclosing party shall: (A) promptly notify the non-disclosing party and, if having received a court order or subpoena, deliver a copy of the same to the non-disclosing party; (B) cooperate with the non-disclosing party, at the expense of the non-disclosing party in, obtaining a protective or similar order with respect to such information; and (C) provide only such of the confidential information as the disclosing party is advised by its counsel is necessary to strictly comply with such court order or subpoena.

             (b) Confidentiality of Acquiror-Related Information. With respect to information concerning Acquiror that is made available to eNexi pursuant to the provisions of this Agreement, eNexi agrees that it shall hold such information in strict confidence, shall not use such information except for the sole purpose of evaluating the Merger and the related transactions, and shall not disseminate or disclose any of such information other than to its directors, officers, employees, stockholders, affiliates, agents and representatives who need to know such information for the sole purpose of evaluating the Merger and the related transactions (each of whom shall be informed in writing by eNexi or its representatives of the confidential nature of such information and directed by such party in writing to treat such information confidentially). If this Agreement is terminated pursuant to the provisions of Section 8, eNexi agrees to return immediately all such information, all copies thereof and all information prepared by eNexi based upon the same; provided, however, that one copy of all such material may be retained by eNexi's outside legal counsel for purposes only of resolving any disputes under this Agreement. The above limitations on use, dissemination and disclosure shall not apply to information that (i) is learned by eNexi from a third party entitled to disclose it; (ii) becomes known publicly other than through eNexi or any party who received the same through eNexi provided that eNexi has no knowledge that the disclosing party was subject to an obligation of confidentiality; (iii) is required by law or court order to be disclosed by eNexi; or (iv) is disclosed with the express prior written consent thereto of Acquiror. eNexi agrees to undertake all necessary steps to ensure that the secrecy and confidentiality of such information will be maintained in accordance with the provisions of this paragraph (b). Notwithstanding anything contained herein to the contrary, in the event a party is required by court order or subpoena to disclose information which is otherwise deemed to be confidential or subject to the confidentiality obligations hereunder, prior to such disclosure, the disclosing party shall: (i) promptly notify the non-disclosing party and, if having received a court order or subpoena, deliver a copy of the same to the non-disclosing party; (ii) cooperate with the non-disclosing party at the expense of the non-disclosing party in obtaining a protective or similar order with respect to such information; and (iii) provide only such of the confidential information as the disclosing party is advised by its counsel is necessary to strictly comply with such court order or subpoena.

             (c) Nondisclosure. Neither eNexi, Acquiror nor Newco shall disclose to the public or to any third party the existence of this Agreement or the transactions contemplated hereby or any other material non-public information concerning or relating to any other party hereto, other than with the express prior written consent of the other parties hereto, except as may be required by law or court order or to enforce the rights of such disclosing party under this Agreement, in which event the contents of any proposed disclosure shall be discussed with the other party before release; provided, however, that notwithstanding anything to the contrary contained in this Agreement, any party hereto may disclose this Agreement to any of its directors, officers, employees, stockholders, affiliates, agents and representatives who need to know such information for the sole purpose of evaluating the Merger, and to any person whose consent is required in connection with the Merger or this Agreement. The parties anticipate issuing a mutually acceptable, joint press release announcing the execution of this Agreement and the consummation of the Merger.

             (d) No Solicitation. In consideration of the substantial expenditure of time, effort and money to be undertaken by Acquiror in connection with the transactions contemplated by this Agreement, neither eNexi nor any of its affiliates will, prior to the earlier of the Closing or ninety (90) days after the termination of this Agreement directly or indirectly, through any officer, director, agent or otherwise: (i) solicit, initiate or encourage the submission of inquiries, proposals or offers from any person or entity relating to any acquisition or purchase of assets of or any equity interest in eNexi or any affiliate thereof or any tender offer (including a self-tender offer), exchange offer, merger, consolidation, business combination, sale of a substantial amount of assets or sale of securities, liquidation, dissolution or similar transaction involving eNexi or its affiliates (a "Transaction Proposal"); (b) enter into or participate in any discussions or negotiations regarding a Transaction Proposal, or furnish to any other person or entity any information with respect to the business, properties or assets of eNexi or its affiliates in connection with a Transaction Proposal; or (c) otherwise cooperate in any way with, or assist or participate in, facilitate or encourage any effort or attempt by any other person to do or seek a Transaction Proposal. eNexi shall promptly notify Acquiror if any such proposal or offer, or any inquiry or contact with any person or entity with respect thereto is made.

         5.3 Interim Operations.

                  During the period from the date of this Agreement and continuing until the earlier of the Closing or the termination of this
Agreement:

             (a) Interim Operations of eNexi and Subsidiaries. eNexi agrees (except as expressly contemplated by this Agreement, including any Exhibits and Schedules hereto, or to the extent that Acquiror shall otherwise consent in writing) that:

                  (i) Ordinary Course. eNexi and its Subsidiaries shall carry on their business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent with such business, use all reasonable efforts to preserve intact their present business organizations, keep available the services of their present officers and employees and preserve their relationships with customers, suppliers and others having business dealings with them;

                  (ii) Dividends; Changes in Stock. eNexi and its Subsidiaries shall not and shall not propose to (a) declare, set aside or pay any dividend, on, or make other distributions in respect of, any of their capital stock, (b) split, combine or reclassify any of their capital stock or issue, authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of their capital stock (c) redeem, repurchase or otherwise acquire any shares of their capital stock or (d) otherwise change their capitalization.

                  (iii) Issuance of Securities. Except as contemplated by this Agreement, eNexi shall not sell, issue, pledge, authorize or propose the sale or issuance of, pledge or purchase or propose the purchase of, any shares of its capital stock of any class or securities convertible into, or rights, warrants or options to acquire, any such shares or other convertible securities.

                  (iv) Governing Documents. eNexi shall not amend its Articles of Incorporation or its Bylaws. None of the Subsidiaries shall amend their respective corporate charters or governing documents.

                  (v) No Dispositions. eNexi and its Subsidiaries shall not sell, lease, pledge, encumber or otherwise dispose of or agree to sell, lease, pledge, encumber or otherwise dispose of, any of their material assets except in the ordinary course of business consistent with prior practice and in no event amounting in the aggregate to more than $20,000 in value of such assets.

                  (vi) Indebtedness. eNexi and its Subsidiaries shall not incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others other than in the ordinary course of business consistent with prior practice and in no event amounting in the aggregate to more than $20,000.

                  (vii) Benefit Plans; Etc. eNexi and its Subsidiaries shall not adopt or amend in any material respect any collective bargaining agreement or Employee Benefit Plan (as defined herein).

                  (viii) Executive Compensation. eNexi and its Subsidiaries shall not grant to any executive officer any increase in compensation or in severance or termination pay, or enter into any employment agreement with any executive officer.

                  (ix) Acquisitions. eNexi and its Subsidiaries shall not acquire (by merger, consolidation or acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or subdivision thereof, or make any investment by either purchase of stock or securities, contributions to capital, property transfer or, except in the ordinary course of business, purchase of any property or assets, of any other individual or entity.

                  (x) Tax Elections. eNexi and its Subsidiaries shall not make any material tax election or settle or compromise any material federal, state, local or foreign tax liability.

                  (xi) Waivers and Releases. eNexi and its Subsidiaries shall not waive, release, grant or transfer any rights of material value or modify or change in any material respect any Material Agreement other than in the ordinary course of business and consistent with past practice.

                  (xii) Other Actions. eNexi and its Subsidiaries shall not enter into any agreement or arrangement to do any of the foregoing. eNexi and its Subsidiaries shall not take any action, or fail to take any action, that is reasonably likely to result in any of the representations and warranties of them set forth in this Agreement becoming untrue in any material respect.

             (b) Interim Operations of Acquiror and Newco. Acquiror and Newco agree (except as expressly contemplated by this Agreement, including any Exhibits and Schedules hereto, or to the extent that eNexi and the Stockholder shall otherwise consent) that:

                  (i) Ordinary Course. Other than Acquiror's mining business operated through ICRM, Acquiror and Newco shall conduct no business activity other than in connection with the transactions contemplated by this Agreement in connection with the Merger.

                  (ii) Dividends; Changes in Stock. Neither Acquiror nor Newco shall (and neither shall propose to) (a) declare or pay any dividend, on, or make other distributions in respect of, any of its capital stock, (b) split, combine or reclassify any of its capital stock or issue, authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (c) repurchase or otherwise acquire any shares of its capital stock or (d) otherwise change its capitalization.

                  (iii) No Dispositions. Other than Acquiror's planned disposition of its interest in ICRM, neither Acquiror nor Newco shall sell, lease, pledge, encumber or otherwise dispose of, or agree to sell, lease, pledge, encumber or otherwise dispose of, any of its assets that are material, or any other assets except in the ordinary course of business consistent with prior practice.

                  (iv) Placement Activities. Prior to the Closing, Acquiror shall have commenced the Private Placement that as of the Closing yields gross proceeds of no less than $5,000,000 to Acquiror.

                  (v) Other Actions. Acquiror shall take any action, or fail to take any action, that is reasonably likely to result in any of its representations and warranties set forth in this Agreement becoming untrue in any material respect.

         5.4 Consents.

             Acquiror and eNexi shall cooperate and use their best efforts to obtain, prior to the Closing, all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts as are necessary for the consummation of the transactions contemplated by this Agreement; provided, however, that no loan agreement or contract for borrowed monies shall be repaid and no contract shall be amended materially to increase the amount payable thereunder or otherwise to be materially more burdensome in order to obtain any such consent, approval or authorization without first obtaining the written approval of the other parties hereto.

         5.5 Employee Stock Option Plan.

                  As promptly as practicable following the Effective Date, Acquiror shall adopt the employee stock option plan attached hereto as Exhibit
5.5 (the "Plan"), and shall thereafter issue under the Plan that number of options to purchase Acquiror Common Stock to the persons and pursuant to the terms identified on Schedule 5.5 hereto. The number of shares of Acquiror Common Stock authorized for issuance upon the exercise of options granted under the Plan shall be up to 37,500,000 (or 1,500,000 shares after giving effect to a contemplated 25:1 reverse stock split).

         5.6 All Reasonable Efforts.

                  Subject to the terms and conditions of this Agreement and to the fiduciary duties and obligations of the boards of directors of the parties hereto to their respective stockholders, as advised by their counsel, each of the parties to this Agreement shall use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, or to remove any injunctions or other impediments or delays, legal or otherwise, as soon as reasonable practicable, to consummate the Merger and the other transactions contemplated by this Agreement.

         5.7 Public Announcements.

                  Acquiror, Newco and eNexi shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Merger, this Agreement or the other transactions contemplated by this Agreement and shall not issue any other press release or make any other public statement without prior consent of the other parties, except as may be required by law or, with respect to Acquiror, by obligations pursuant to rule or regulation of the Exchange Act, the Securities Act, any rule or regulation promulgated thereunder or any rule or regulation of the NASD.

         5.8 Notification of Certain Matters.

                  eNexi shall give prompt notice to Acquiror, and Acquiror shall give prompt notice to eNexi of (a) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which would cause any of its representations or warranties in this Agreement to be untrue or inaccurate in any material respect, as to eNexi, at or prior to the Closing, and, as to Acquiror or Newco, as of the Closing and (b) any material failure of eNexi, on the one hand, or Acquiror and Newco, on the other hand, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by them under this Agreement; provided, however, the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available to the party receiving such notice under this Agreement as expressly provided in this Agreement.

         5.9 Expenses.

                  All costs and expenses incurred in connection with the Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Merger is consummated. In the event that the Merger is consummated, eNexi shall be responsible for legal or other expenses incurred by itself, but not for those incurred by Acquiror, in connection with the preparation and negotiation of this Agreement.

         5.10 Lock-Up; Prohibition on Short Sales.

                  (a) During the Restricted Period, the Principal Stockholders may not transfer, sell, or otherwise dispose of the aggregate number of Preferred Shares that are equal to one-half of the total number of Preferred Shares issued as Merger Consideration (the "Lock-Up Shares"). The term "Lock-Up Shares" also includes the shares of common stock issuable upon conversion of the Preferred Shares originally constituting the Lock-Up Shares. Certificates representing the Lock-Up Shares shall bear a legend referencing the restrictions set forth in this Section 5.19.


                  (b) The Principal Stockholders may not transfer, sell, or otherwise dispose of the Preferred Shares issued to them as Merger Consideration that are not Lock-Up Shares until such transfer or sale may be made in accordance with the provisions of Rule 144 promulgated under the Securities Act of 1933, as amended.

                  (c) The eNexi Stockholders shall not make any short sales of Acquiror's Common Stock during the Restricted Period.

         5.11 Voting Proxy.

                  In the event that the Surviving Corporation has not provided written evidence satisfactory to the Acquiror Designees (as such term is defined in Section 5.19(a)) or their designees that the Surviving Corporation has attained, on or before the date that is two years after the date of Closing, 500,000 subscribers for its Online Communities whose accounts remain current and in compliance with the subscription standards established by the Surviving Corporation, then the holders of the Lock-Up Shares shall give the Acquiror Designees a voting proxy with respect to the Lock-Up Shares in the form attached hereto as Exhibit 5.11 ("Voting Proxy") until the earlier to occur of: (x) 90 days thereafter; and (y) the date on which the Surviving Corporation provides written evidence satisfactory to Acquiror's Designees that it has attained 500,000 subscribers for its Online Communities.

         5.12 Private Placement.

                  After the date hereof, Acquiror shall undertake the Private Placement offering to accredited, sophisticated and institutional investors which is intended to yield gross proceeds of no less than $5,000,000 through the sale of shares of Acquiror's preferred and/or common stock. The closing of at least $5,000,000 in subscriptions under the Private Placement shall occur concurrently with the Closing under this Agreement. Acquiror's obligation to complete the Private Placement is conditioned upon (i) there being no material adverse change, or any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, of eNexi or its Subsidiaries, or the earnings, business affairs, management or business prospects of eNexi or its Subsidiaries, in the discretion of either the placement agent engaged to conduct the Private Placement or the Acquiror Designees, whether or not arising in the ordinary course of business or otherwise; and (ii) there being no pending material indemnification claim hereunder regarding the breach of any of the representations, warranties, agreements or covenants of eNexi hereunder on and as of the date of the closing of the Private Placement. The proceeds of the Private Placement shall be utilized for working capital purposes of the Surviving Corporation. The Private Placement may be completed through the use of a placement agent which is a broker-dealer registered with the Securities and Exchange Commission ("SEC") and in good standing with the NASD, upon payment of sales commissions, expenses and warrants which are reasonable and customary in transactions of this nature.

         5.13 Registration of Resale of Certain Shares of Common Stock.

                  Acquiror shall use best efforts to prepare and file within 120 days following the Effective Time a registration statement on Form SB-2 or S-1 with the SEC under the Securities Act in order to register the reoffer and redistribution of certain shares of Acquiror Common Stock in accordance with the terms of a registration rights agreement in form and substance to be agreed upon by the parties thereto in substantially the form attached hereto as Exhibit 5.13 (the "Registration Rights Agreement"). The shares of Acquiror's Common Stock to be included for public reoffer and redistribution as part of the registration statement shall include: (i) the shares sold in the Private Placement; (ii) the 25,000,000 shares of Common Stock previously issued by Acquiror as part of the private placement transactions identified on Schedule 5.13 hereof; (iii) the shares of Common Stock issuable upon the exercise of the Assumed Warrants; and
(iv) up to 30,000,000 shares of Common Stock issuable upon the conversion of Preferred Shares that are not Lock-Up Shares. For the purposes hereof, the number of shares of Acquiror Common Stock to be included in the registration statement shall be adjusted by a stock split, division or recapitalization that occurs after the Effective Time.

         5.14 Documents at Closing.

                  Each party to this Agreement agrees to execute and deliver at the Closing those documents identified in Section 2.2.

         5.15 Prohibition on Trading in Acquiror Stock.

                  eNexi acknowledges that the United States securities laws prohibit any person who has received material non-public information concerning the matters which are the subject matter of this Agreement from purchasing or selling the securities of the Acquiror, or from communicating such information to any person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell securities of the Acquiror. Accordingly, until the Closing, eNexi agrees that it will not and shall instruct its officers, directors, employees and representatives not to purchase or sell any securities of the Acquiror, or communicate such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell securities of the Acquiror, until counsel for Acquiror believes that any such non-public information has been adequately disseminated to the public.

         5.16 Reservation of Shares; Post-Closing Amendments to Acquiror's Certificate of Incorporation.

                  As of the Closing, Acquiror shall have authorized and reserved for issuance sufficient shares of Preferred Stock to permit the issuance of the Preferred Shares. Acquiror shall use best efforts to secure approval by its stockholders as promptly as is practicable following the Effective Date of an amendment to its Certificate of Incorporation that effectuates (I) a change in its name to "eNexi Holdings, Inc."; (II) either (x) a reverse split of its shares of Common Stock; or (y) an increase in the number of shares of Common Stock authorized thereunder, in each case so as to have authorized and available for issuance a sufficient number of shares of Acquiror Common Stock to fully cover conversion of the Preferred Shares, exercise of the Assumed Warrants and exercise of the Shares covered by the Plan; and (III) ratification of the Plan. Upon securing such stockholder approval, Acquiror shall promptly file an appropriate amendment to its Certificate of Incorporation with the Secretary of State of the State of Delaware.

         5.17 Indemnification: Directors' and Officers' Insurance.

                  (a) Acquiror shall, to the fullest extent permitted under applicable law, and for six years from and after the Effective Time, to the fullest extent permitted under applicable law, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer, director or employee of the Acquiror (the "Indemnified Parties") from and against (i) all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement with the approval of the indemnifying party (which approval shall not be unreasonably withheld) of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or employee of the Acquiror, whether pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, or at or after, the Effective Time ("Indemnified Liabilities") and (ii) all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby, in each case to the full extent permitted under the DGCL. Acquiror will pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the full extent permitted by law. Without limiting the foregoing, in the event any such claim, action, suit, proceeding or investigation is brought against any Indemnified Party (whether arising before or after the Effective Time), (i) the Indemnified Parties may retain counsel satisfactory to them and Acquiror; (ii) Acquiror shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefore are received; (iii) the Acquiror will use all reasonable efforts to assist in the vigorous defense of any such matter, provided that Acquiror shall be liable for any settlement of any claim effected without its written consent, which consent, however, shall not be unreasonably withheld. Any Indemnified Party wishing to claim indemnification under this
Section 5.17, upon learning of any such claim, action, suit, proceeding or investigation, shall notify the Acquiror (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 5.17 except to the extent such failure prejudices such party). The Indemnified Parties as a group may retain only one law firm to represent them with respect to such matter (in addition to local counsel) unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties.

             (b) For a period of six years after the Effective Time, the Acquiror or the Surviving Corporation shall cause to be maintained in effect the current policies of directors' and officer's liability insurance maintained by the Acquiror (provided that Acquiror or the Surviving Corporation may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous) with respect to claims or matters existing or occurring before the Effective Time.

             (c) This Section 5.17 shall survive the consummation of the Merger. The provisions of this Section 5.17 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his heirs and his representatives. The rights provided Indemnified Parties shall be in addition to, and not in lieu of, any rights to indemnity which such parties may have under the Certificate or By-Laws of the Acquiror or the Surviving Corporation or any other agreements or otherwise.

         5.18 Acknowledgment of Approvals; Approval of eNexi Stockholders.

                  By virtue of their respective signatures to this Agreement, Acquiror, Newco, eNexi and the Principal Stockholders acknowledge their approval of this Agreement and their consent to the consummation of the transactions identified herein. eNexi shall hold a meeting of its stockholders prior to the Closing to approve the Merger and this Agreement in accordance with the DGCL.

         5.19 Matters of Corporate Governance.

             (a) Concurrent with the Closing, members of Acquiror's Board of Directors shall resign and shall be replaced with a Board of Directors of five
(5) members, consisting of: (i) two designees of Acquiror's Board of Directors immediately prior to the Closing (the "Acquiror Designees"); and (ii) three (3) designees of eNexi's Board of Directors. If the size of Acquiror's Board of Directors increases or decrease during the Restricted Period, then the representation on Acquiror's Board of Directors by the Acquiror Designees shall be at least 40% of the total board representation during the Restricted Period. Immediately following the Effective Date, Acquiror's Board of Directors shall execute and deliver to the secretary of Acquiror the form of board resolutions attached hereto as Exhibit 5.19(a) authorizing the transactions contemplated in this Agreement.

             (b) Each of the Principal Stockholders agrees that, during the Restricted Period, he will vote all voting securities of Acquiror owned beneficially or of record by him at every Annual Meeting of Stockholders, at any Special Meeting of Stockholders called for the purpose of electing members to the Board of Directors, or will act by written consent or otherwise take such action as is required to vote for and elect a Board of Directors in the manner identified in Section 5.19(a). Each of the Principal Stockholders further agrees not to take any action inconsistent with this Section 5.19, including voting any voting securities of Acquiror to amend the Certificate of Incorporation or the Bylaws of the Surviving Corporation or Acquiror.

             (c) Each of the Principal Stockholders agrees that, during the Restricted Period, he will vote all voting securities of Acquiror owned beneficially or of record by him at every Annual Meeting of Stockholders, at any Special Meeting of Stockholders, or will act by written consent or otherwise take such action as is required to vote for a name change, reverse split or amendment to Acquiror's Certificate of Incorporation to increase the authorized capital stock as contemplated in Section 5.16.

             (d) During the Restricted Period, approval of any of the following transactions shall require the affirmative vote of 80% of the members of Acquiror's Board of Directors: (i) any merger, consolidation, sale of all or substantially all of the assets of Acquiror or recapitalization involving Acquiror; (ii) transactions between Acquiror or the Surviving Corporation and any interested party (including all directors, executive officers, employees or principal (i.e., over 5%) stockholders); (iii) any modification to the terms of this Agreement or any other agreements entered into upon the Closing; (iv) any issuance of shares of Acquiror's Common Stock, Preferred Stock or securities exercisable or convertible into shares of Acquiror's Common Stock or Preferred Stock, equal to or exceeding 10% of the Acquiror's then outstanding shares of Common Stock or voting power; (v) any recapitalization of the capital stock of Acquiror or the Surviving Corporation (other than the reverse split or increase in the number of authorized shares of Acquiror's Common Stock pursuant to
Section 5.16 hereof); (vi) any borrowing by Acquiror or the Surviving Corporation in excess of $250,000; and (vii) any amendment to the Acquiror's or Surviving Corporation's By-laws or Certificate of Incorporation. Notwithstanding anything contained in this Agreement to the contrary, commencing one year after the Closing, a super-majority vote of the Acquiror's Board of Directors shall not be required to approve any transaction except as may be required under applicable Delaware law.

         5.20 Disposition of Assets

                  Acquiror shall use best efforts following the Closing to dispose of its interest in ICRM.

         5.21 Production of Schedules and Exhibits.

                  Each of the parties hereto shall utilize its reasonable best efforts to produce all Schedules and Exhibits required to be produced by it under this Agreement upon the execution hereof. In the event that any party has not produced all Schedules and Exhibits required to be produced by it hereunder upon the execution of this Agreement, all such Schedules and Exhibits shall be produced by such party within fifteen (15) business days thereafter but in no event shall such Schedules and Exhibits be delivered less than five (5) business days prior to the Closing Date. The Schedules and Exhibits produced subsequent to the execution of this Agreement, shall be given such force and effect as though such Schedules and Exhibits which were produced upon execution of this Agreement.

                                   ARTICLE VI

                    CONDITIONS TO CONSUMMATION OF THE MERGER

         6.1 Conditions to Obligations of eNexi.

                  The obligations of eNexi to consummate the Merger and the other transactions contemplated to be consummated by it at the Closing are subject to the satisfaction (or waiver by eNexi) at or prior to the Closing (or at such other time prior thereto as may be expressly provided in this Agreement) of each of the following conditions:

                  (a) The representations and warranties of Acquiror and Newco set out in this Agreement shall be true and correct in all material respects at and as of the time of the Closing as though such representations and warranties were made at and as of such time.

                  (b) Acquiror shall have complied in a timely manner and in all material respects with the respective covenants and agreements set out in this Agreement.

                  (c) The Merger shall have been approved by Newco in accordance with the provisions of the DGCL. The Board of Directors of Newco and Acquiror shall have approved the execution of this Agreement and the Merger thereby.

                  (d) Acquiror shall deliver certificates evidencing the Asuumed Warrants to the persons and in the amounts set forth on Schedule 1.2(c);

                  (e) There shall be delivered to eNexi an officer's certificate of Acquiror to the effect that all of the representations and warranties of Acquiror set forth herein are true and complete in all material respects as of the Closing, and the Acquiror has complied in all material respects with the covenants and agreements set forth herein that are required to be complied with by the Closing.

                  (f) There shall be delivered to eNexi an officer's certificate of Newco to the effect that all of the representations and warranties of Newco set forth herein are true and complete in all material respects as of the Closing, and Newco has complied in all material respects with the covenants and agreements set forth herein that are required to be complied with by the Closing.

                  (g) The Private Placement investors shall have deposited in escrow a minimum of $5,000,000 in subscription funds.

                  (h) All director, stockholder, lender, lessor and other parties' consents and approvals, as well as all filings with, and all necessary consents or approvals of, all federal, state and local governmental authorities and agencies, as are required under this Agreement, applicable law or any applicable contract or agreement (other than as contemplated by this Agreement) to complete the Merger shall have been secured.

                  (i) No statute, rule, regulation, executive order, decree, injunction or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or governmental authority that prohibits or restricts the consummation of the Merger or the related transactions.

         6.2 Conditions to Acquiror's Obligations.

                  The obligation of Acquiror to consummate the Merger and the other transactions contemplated to be consummated by it at the Closing are subject to the satisfaction (or waiver by Acquiror) at or prior to the Closing (or at such other time prior thereto as may be expressly provided in this Agreement) of each of the following conditions:

                  (a) The representations and warranties of eNexi set out in this Agreement shall be true and correct in all material respects at and as of the time of the Closing as though such representations and warranties were made at and as of such time;

                  (b) eNexi shall have complied in a timely manner and in all material respects with its covenants and agreements set out in this Agreement;

                  (c) There shall be delivered to Acquiror an officer's certificate of eNexi to the effect that all of the representations and warranties of eNexi set forth herein are true and complete in all material respects as of the Closing, and that eNexi has complied in all material respects with the covenants and agreements set forth herein that it is required to comply with by the Closing;

                  (d) eNexi shall have secured the approval of its stockholders necessary under the DGCL, its Certificate of Incorporation and Bylaws to approve the Merger this Agreement and the transactions contemplated hereby, and shall have delivered a certificate of an authorized officer of eNexi to this effect;

                  (e) None of the holders of the eNexi Common Stock issued and outstanding immediately prior to the Effective Time shall have demanded an appraisal of the fair market value of their shares under Section 262 of the DGCL;

                  (f) eNexi shall have paid in full or restructured the terms of any and all other outstanding indebtedness which is accelerated, in whole or in part upon consummation of the Merger or any of the transactions contemplated by this Agreement to the satisfaction of Acquiror;

                  (g) All director, stockholder, lender, lessor and other parties' consents and approvals, as well as all filings with, and all necessary consents or approvals of, all federal, state and local governmental authorities and agencies, as are required under this Agreement, applicable law or any applicable contract or agreement (other than as contemplated by this Agreement) to complete the Merger shall have been secured;

                  (h) The Acquiror shall have completed a due diligence review of the business, operations, financial condition and prospects of eNexi and its Subsidiaries and shall have been satisfied with the results of its due diligence review in its sole and absolute discretion;

                  (i) The Board of Directors of eNexi and the eNexi Stockholders shall have approved the Merger in accordance with the DGCL;

                  (j) No statute, rule, regulation, executive order, decree, injunction or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or governmental authority that prohibits or restricts the consummation of the Merger or the related transactions; and

                  (k) The holder(s) of all eNexi Warrants have consented to the assumption of such Warrants by Acquiror.


                                   ARTICLE VII

                                 INDEMNIFICATION

         7.1 Indemnification.

                  (a) The Principal Stockholders shall jointly and severally indemnify, defend and hold harmless Acquiror from and against any and all demands, claims, actions or causes of action, judgments, assessments, losses, liabilities, damages or penalties and reasonable attorneys' fees and related disbursements (collectively, "Claims") incurred by Acquiror which arise out of or result from a misrepresentation or breach of warranty contained in Section
4.2 hereof.

                  (b) Methods of Asserting Claims for Indemnification. All claims for indemnification under this Agreement shall be asserted as follows:

                           (i) Third Party Claims. In the event that any Claim
for which a party (the "Indemnitee") would be entitled to indemnification under this Agreement is asserted against or sought to be collected from the Indemnitee by a third party the Indemnitee shall promptly notify the other party (the "Indemnitor") of such Claim, specifying the nature thereof, the applicable provision in this Agreement or other instrument under which the Claim arises, and the amount or the estimated amount thereof (the "Claim Notice"). The Indemnitor shall have thirty (30) days (or, if shorter, a period to a date not less than ten (10) days prior to when a responsive pleading or other document is required to be filed but in no event less than ten (10) days from delivery or mailing of the Claim Notice) (the "Notice Period") to notify the Indemnitee (a) whether or not it disputes the Claim and (b) if liability hereunder is not disputed, whether or not it desires to defend the Indemnitee. If the Indemnitor elects to defend by appropriate proceedings, such proceedings shall be promptly settled or prosecuted to a final conclusion in such a manner as to avoid any risk of damage to the Indemnitee; and all costs and expenses of such proceedings and the amount of any judgment shall be paid by the Indemnitor.

                  If the Indemnitee desires to participate in, but not control, any such defense or settlement, it may do so at its sole cost and expense. If the Indemnitor has disputed the Claim, as provided above, and shall not defend such Claim, the Indemnitee shall have the right to control the defense or settlement of such Claim, in its sole discretion, and shall be reimbursed by the Indemnitor for its reasonable costs and expenses of such defense. Neither Indemnitee nor

Indemnitor shall be liable for any settlement of any Claim without the prior written consent of the other party.

                  (c) Non-Third Party Claims. In the event that the Indemnitee should have a Claim for indemnification hereunder which does not involve a Claim being asserted against it or sought to be collected by a third party, the Indemnitee shall promptly send a Claim Notice with respect to such Claim to the Indemnitor. If the Indemnitor does not notify the Indemnitee within the Notice Period that it disputes such Claim, the Indemnitor shall pay the amount thereof to the Indemnitee. If the Indemnitor disputes the amount of such Claim, the controversy in question shall be submitted to arbitration pursuant to Section
9.8 hereafter.


                                  ARTICLE VIII

                                   TERMINATION

         8.1 Termination.

                  This Agreement may be terminated and the Merger may be abandoned at any time prior to or at the Closing:

                  (a) by mutual written consent of Acquiror and eNexi;

                  (b) by either Acquiror or eNexi:

                           (i) if the Closing shall not have occurred on or
before April 30, 2000, unless otherwise extended in writing by all of the parties hereto; provided, however, that the right to terminate this Agreement under this Section 8.1(b)(i) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before that date; or

                           (ii) if any court of competent jurisdiction, or any
governmental body, regulatory or administrative agency or commission having appropriate jurisdiction shall have issued an order, decree or filing or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable.

                  (c) by eNexi if any of the conditions specified in Section 6.1 have not been met or if satisfaction of such a condition is or becomes impossible (other than through the failure of eNexi to comply with their respective obligations under this Agreement) and eNexi has not waived such conditions on or before the Closing; or

                  (d) by Acquiror if any of the conditions specified in Section
6.2 have not been met or if satisfaction of such a condition is or becomes impossible (other than through the failure of Acquiror to comply with their respective obligations under this Agreement) and Acquiror has not waived such condition on or before the Closing.

         8.2 Notice and Effect of Termination.

                  In the event of the termination and abandonment of this Agreement pursuant to Section 8.1, written notice thereof shall forthwith be given to the other party or parties specifying the provision pursuant to which such termination is made. Upon termination, this Agreement shall forthwith become void and all obligations of the parties under this Agreement will terminate without any liability on the part of any party or its directors, officers or stockholders and none of the parties shall have any claim or action against any other party, except that the provisions of this Section 8.2 and Sections 5.2, 5.7 and 5.9, shall survive any termination of this Agreement. Nothing contained in this Section 8.2 shall relieve any party from any liability for any breach of this Agreement other than in the event of a termination pursuant to Section 8.1.

         8.3 Extension; Waiver.

                  Any time prior to the Closing, the parties may (a) extend the time for the performance of any of the obligations or other acts of any other party under or relating to this Agreement; (b) waive any inaccuracies in the representations or warranties by any other party or (c) waive compliance with any of the agreements of any other party or with any conditions to its own obligations. Any agreement on the part of any other party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

         8.4 Amendment and Modification.

                  This Agreement may be amended by written agreement of Acquiror, Newco and eNexi.


                                   ARTICLE IX

                                  MISCELLANEOUS

         9.1 Survival of Certain Representations and Warranties; Remedies.

                  All representations and warranties of the Principal Stockholders contained in or made pursuant to Section 4.2 of this Agreement shall survive the Closing for a period of twelve (12) months from the Closing Date. The right to indemnification, payment of damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of damages, or other remedy based on such representations, warranties, covenants, and obligations. The rights and remedies of the parties to this Agreement are cumulative, not alternative. In addition to their respective rights to damages or other remedies they may have, and without limitation thereof, Acquiror shall have the right to obtain injunctive relief to restrain any breach or otherwise to specifically enforce the provisions of this Agreement, it being agreed by the parties that money


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



damages alone would be inadequate to compensate Acquiror for such breach or other failure to perform the obligations of eNexi and the eNexi Stockholders under this Agreement.

                  The rights and remedies of the parties to this Agreement are cumulative, not alternative. In addition to their respective rights to damages or other remedies they may have, and without limitation thereof, Acquiror shall have the right to obtain injunctive relief to restrain any breach or otherwise to specifically enforce the provisions of this Agreement, it being agreed by the parties that money damages alone would be inadequate to compensate Acquiror for such breach or other failure to perform the obligations of eNexi and the eNexi Stockholders under this Agreement.

         9.2 Notices.

                  All notices requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given on the date if delivered personally, or upon the second business day after it shall have been deposited by certified or registered mail with postage prepaid, or upon the next business day after it shall have been deposited with a nationally recognized overnight courier such as federal express, or sent by telex, telegram or telecopier, as follows (or at such other address or facsimile number for a party as shall be specified by like notice):


    (a)    if to eNexi, to it at:               with a copy to:

           20 Corporate Circle                  Gregory Sichenzia, Esquire
           Irvine, CA  92601                    Sichenzia, Ross & Friedman LLP
           Attn:  Dr. Roger Miller              135 West 50th Street, 20th Floor
                                                New York, NY  10020
                                                Fax: (212) 664-7329

    (b)    if to Acquiror or Newco, to it at:   with a copy to:

           Silver King Resources, Inc.          Stephen M. Cohen, Esquire
           4372 44B Avenue                      Buchanan Ingersoll, P.C.
           Delta, British Columbia              Eleven Penn Center
           Canada V4K 1H1                       14th Floor
           Attn: Alan Stier, President          Philadelphia, PA  19103
           Fax:  (604) 946-4560                 Fax:  (215) 665-8760

         9.3 Agreement; Assignment.

                  This Agreement, including all Exhibits and Schedules hereto, constitutes the entire Agreement among the parties with respect to its subject matter and supersedes all prior agreements and understandings, both written and oral, among the parties or any of them with respect to such subject matter and shall not be assigned by operation of law or otherwise.

         9.4 Binding Effect; Benefit.

                  This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and assigns. Nothing in this Agreement is intended to confer on any person other than the parties to this Agreement or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         9.5 Headings.

                  The descriptive headings of the sections of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

         9.6 Counterparts.

                  This Agreement may be executed in two or more counterparts and delivered via facsimile, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

         9.7 Governing Law.

                  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the laws that might otherwise govern under principles of conflicts of laws applicable thereto.

         9.8 Arbitration.

                  If a dispute arises as to the interpretation of this Agreement, it shall be decided finally in an arbitration proceeding conforming to the Rules of the American Arbitration Association applicable to commercial arbitration then in effect at the time of the dispute. The arbitration shall take place in Philadelphia, Pennsylvania. The decision of the Arbitrators shall be conclusively binding upon the parties and final, and such decision shall be enforceable as a judgment in any court of competent jurisdiction. The parties shall share equally the costs of the arbitration.

         9.9 Severability.

                  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         9.10 Release and Discharge.

                  By virtue of their execution of this Agreement, as of the Closing and thereafter, each of the eNexi Stockholders hereby agrees to release, remise and forever discharge eNexi from and against any and all debts, obligations, liabilities and amounts owing from eNexi to the eNexi Stockholders prior to the Closing, and eNexi is not obligated to take any action or make any payments to third parties on behalf of the eNexi Stockholders.

         9.11 Certain Definitions.

                  As used herein:

                  (a) "Affiliate" shall have the meanings ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended to date (the "Exchange Act");

                  (b) "Business Day" shall mean any day other than a Saturday, Sunday or a day on which federally chartered financial institutions are not open for business in the City of Irvine, California.

                  (c) "Encumbrance" shall mean any lien, encumbrance, pledge, hypothecation, claim or charge.

                  (d) "eNexi Stockholders" shall mean the Principal Stockholders, together with the other stockholders of eNexi.

                  (e) "Exchange Ratio" shall equal 143.011 shares of Acquiror's Common Stock for each share of eNexi Common Stock outstanding as of the Effective Time.

                  (f) "Knowledge" shall mean the actual current knowledge of the party , and/or the executive management of the party to this Agreement, as the case may be, to whom knowledge is ascribed.

                  (g) "Material Adverse Effect" shall mean any adverse effect on the business, condition (financial or otherwise) or results of operation of the relevant party and its subsidiaries, if any, which is material to such party and its subsidiaries, if any, taken as a whole;

                  (h) "Online Communities" means the following online websites of eNexi: (i) VirtuallyFreeInternet.com, which provides internet access services to subscribers for a monthly fee; and (ii) dollars4mail, which provides subscribers with free web-based e-mail accounts and derives revenue from selling information about its subscribers to web advertisers.

                  (i) "Person" means any individual, corporation, partnership, association, trust or other entity or organization, including a governmental or political subdivision or any agency or institution thereof;

                  (j) "Private Placement" means the private placement offering of Acquiror's convertible preferred stock and/or common stock to accredited and/or sophisticated investors commencing as soon as practicable after the date hereof; and

                  (k) "Restricted Period" means the period commencing on the Closing and ending on the earlier to occur of (x) the date on which the Surviving Corporation provides written evidence satisfactory to the Acquiror Designees that the Surviving Corporation has 500,000 subscribers in the aggregate for its Online Communities whose accounts remain current and in compliance with the subscription standards established by the Surviving Corporation; and (y) 2 years and 90 days after the Closing.

         IN WITNESS WHEREOF, each of the undersigned has signed or has caused this Agreement to be signed by their respective officers hereunto duly authorized, all as of the date first written above.

                                             SILVER KING RESOURCES, INC.,
                                             a Delaware Corporation

                                   By:       /s/ Alan Stier
                                             -----------------------------------
                                             Name:   Alan Stier
                                             Title:  President



                                             SILVER KING ACQUISITION, INC.,
                                             a Delaware Corporation



                                   By:       /s/ Alan Stier
                                             -----------------------------------
                                             Name:   Alan Stier
                                             Title:  President



                                             ENEXI INC., a Delaware Corporation



                                   By:       /s/ Roger LeRoy Miller
                                             -----------------------------------
                                             Name:  Roger LeRoy Miller
                                             Title: President



                                             /s/ Roger LeRoy Miller
                                             -----------------------------------
                                             Roger LeRoy Miller



                                             /s/ Larry Mayle
                                             -----------------------------------
                                             Larry Mayle